Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

DraftKings Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share(2)	Other	27,938,542	N/A(3)	$158,042,672.96(3)	$92.70 per $1,000,000	$14,650.56
Equity	Class A Common Stock, par value $0.0001 per share(4)	Other	25,036,319	$13.70(5)	$342,997,570.30(5)	$92.70 per $1,000,000	$31,795.87
Equity	Class A Common Stock, par value $0.0001 per share(6)	Other	65,568,147	$13.70(5)	$898,283,613.90(5)	$92.70 per $1,000,000	$83,270.89
Equity	Class A Common Stock, par value $0.0001 per share(7)	Other	5,840,000	$13.70(5)	$80,008,000.00(5)	$92.70 per $1,000,000	$7,416.74
Total Offering Amounts					$1,479,331,857.16		$137,134.06
Total Fee Offsets							$290,402.78
Net Fee Due							$0.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of DraftKings Inc. (formerly known as New Duke Holdco, Inc.) (the “Registrant”) that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration and that, in each case, increases the number of outstanding shares of Class A Common Stock.

(2)	Represents shares of Class A Common Stock underlying outstanding stock options as follows: (i) 1,668,043 options granted pursuant to the DraftKings Inc. 2020 Incentive Award Plan, (ii) 21,794,712 options granted pursuant to the DraftKings Inc. 2017 Equity Incentive Plan, (iii) 4,351,325 options granted pursuant to the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan and (iv) 124,462 options granted pursuant to the SBTech (Global) Limited 2011 Global Share Option Plan. Such unissued and unsold shares of Class A Common Stock were deregistered pursuant to the Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”) with respect to the registration statement on Form S-8 (Registration No. 333-239516) (the “Prior Registration Statement”), filed by DraftKings Holdings Inc. (formerly known as DraftKings Inc. and the Registrant’s predecessor) (“Old DraftKings”) with the Securities and Exchange Commission on May 5, 2022.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the maximum aggregate offering price is based on the sum of (i) the product of 1,668,043 shares of Class A Common Stock reserved for future issuance pursuant to outstanding stock options under the DraftKings Inc. 2020 Incentive Award Plan and $42.71, the weighted-average exercise price at which such options may be exercised, (ii) the product of 21,794,712 shares of Class A Common Stock reserved for future issuance pursuant to outstanding stock options under the DraftKings Inc. 2017 Equity Incentive Award Plan and $3.69, the weighted-average exercise price at which such options may be exercised, (iii) the product of 4,351,325 shares of Class A Common Stock reserved for future issuance pursuant to outstanding stock options under the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan and $1.41, the weighted-average exercise price at which such options may be exercised, and (iv) the product of 124,462 shares of Class A Common Stock reserved for future issuance pursuant to outstanding stock options under the SBTech (Global) Limited 2011 Global Share Option Plan and $1.95, the weighted-average exercise price at which such options may be exercised.

(4)	Represents shares of Class A Common Stock underlying outstanding restricted stock units granted pursuant to the DraftKings Inc. 2020 Incentive Award Plan.

(5)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and the maximum aggregate offering price are based on the reported average high and low prices for the Class A common stock, par value $0.0001 per share, of Old DraftKings on The Nasdaq Global Select Market on April 28, 2022 (a date within five business days prior to the date of the filing of this Registration Statement).

(6)	Represents (i) 5,568,147 remaining unissued and unsold shares of Class A Common Stock in connection with the DraftKings Inc. 2020 Incentive Award Plan that were deregistered pursuant to the Post-Effective Amendment, and (ii) an additional 60,000,000 shares of Class A Common Stock subject to issuance in connection with the DraftKings Inc. 2020 Incentive Award Plan by operation of the DraftKings Inc. 2020 Incentive Award Plan’s “evergreen” provision. The total number of shares of Class A Common Stock under the DraftKings Inc. 2020 Incentive Award Plan automatically increases on the first trading day of each calendar year by a number of shares equal to 5% of the total outstanding shares of Class A Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 33,000,000 shares). Notwithstanding the foregoing, the Registrant’s board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. Such additional shares to be added pursuant to the evergreen provision in future years have not been included in this Registration Statement and will be registered upon such time as the Registrant determines to allow for the automatic increase.

(7)	Represents remaining unissued and unsold shares of Class A Common Stock in connection with the DraftKings Inc. 2020 Employee Stock Purchase Plan that were deregistered pursuant to the Post-Effective Amendment. The total number of shares of Class A Common Stock under the DraftKings Inc. Employee Stock Purchase Plan will automatically increase on the first trading day of each calendar year by a number of shares equal to 1% of the total number of outstanding shares of Class A Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 6,600,000 shares). Notwithstanding the foregoing, the Registrant’s board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. Such additional shares have not been included in this Registration Statement and will be registered upon such time as the Registrant determines to allow for the automatic increase.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(1)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source(2)
Rule 457(p)
Fee Offset Claims	DraftKings Inc.	S-8	333-239516	June 29, 2020		$290,402.78	Equity	Class A common stock, par value $0.0001 per share	64,383,008	2,237,309,528.00
Fee Offset Sources	DraftKings Inc.	S-8	333-239516		June 29, 2020						$137,134.06

(1)	Effective as of the date of the Registration Statement, Old DraftKings has (i) terminated any and all offerings of its securities pursuant to the Prior Registration Statement and (ii) removed and withdrawn from registration all of its unsold and unissued securities registered pursuant to the Prior Registration Statement, in each case, by filing the Post-Effective Amendment.

(2)	The Registrant expects, in accordance with Rule 457(p) under the Securities Act, to offset the registration fee due hereunder by an amount equal to the portion of the registration fees previously paid by Old DraftKings, as predecessor of the Registrant, in respect of its unsold and unissued securities registered pursuant to the Prior Registration Statement. The registration fee previously paid under the Prior Registration Statement was $549,010.72, of which $290,402.78 is available to be claimed as a fee offset and $137,134.06 is being applied to this Registration Statement.